Exhibit 5.1

[LETTERHEAD OF SONNENSCHEIN NATH & ROSENTHAL]

June 6, 2003

Insight Midwest, L.P.

Insight Capital, Inc.

810 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to Insight Midwest, L.P., a Delaware limited partnership, and Insight Capital Inc., a Delaware corporation (collectively, the “Companies”), in connection with the preparation of the Companies’ registration statement on Form S-4 (the “Registration Statement”), filed concurrently herewith, with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement covers the registration of $185,000,000 aggregate principal amount at maturity of 9¾% Senior Notes due 2009 (the “Exchange Notes”) to be offered in exchange for presently outstanding $185,000,000 aggregate principal amount at maturity of 9¾% Senior Notes due 2009 (the “Original Notes”). The Exchange Notes will be issued under an indenture (the “Indenture”) among the Companies and The Bank of New York, as Trustee.

In connection with rendering this opinion, we have examined and are familiar with the partnership and corporate records, as the case may be, of the Companies, including organizational documents, as amended to date, and minutes of meetings, or written consents executed in lieu thereof, of the partners, Board of Directors and stockholders, as the case may be. We have also examined such certificates of public officials, certificates of officers of the Companies, the Indenture, the Registration Statement and such other records and documents as we have deemed relevant and necessary for the purposes of the opinions herein expressed.

In making the aforesaid examinations, we have assumed (i) the genuineness of all signatures and the conformity to original documents of all copies furnished to us as original or photostatic copies and (ii) the partnership and corporate records, as the case may be, furnished to us by the Companies include all partnership and corporate proceedings, as the case may be, taken by the Companies, to date.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that when the Registration Statement has become effective under the Securities Act, the Exchange Notes have been duly executed and authenticated in accordance with the Indenture, the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, the Original Notes have been validly tendered to the Companies and the Exchange Notes have been delivered in exchange therefor, the Exchange Notes will be validly issued and binding obligations of the Companies, subject to the effect of (i) Federal and state bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance and other laws

Insight Midwest, L.P.

Insight Capital, Inc.

June 6, 2003

relating to or affecting the rights of secured or unsecured creditors generally (or affecting the rights of only creditors of specific types of debtors), with respect to which we express no opinion and (ii) the application of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity).

The foregoing opinion is limited to the laws of the State of New York, the laws of the United States of America, Delaware general corporation and limited partnership laws (including, in the latter two cases, the applicable provisions of the Delaware constitution and reported judicial opinions interpreting same), and does not purport to express any opinion on the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm and this opinion under the heading “Legal Matters” in the prospectus comprising a part of such Registration Statement and any amendment thereto. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Except to the extent provided in the preceding paragraph, this opinion is solely for your benefit and may not be furnished to, or relied upon by, any other person or entity without the express prior written consent of the undersigned. This opinion is limited to the matters set forth herein; no opinion may be inferred or implied beyond the matters expressly stated in this letter.

Very truly yours,

SONNENSCHEIN NATH & ROSENTHAL

By:     /s/ IRA I. ROXLAND

             A Member of the Firm